Exhibit 99.1

Guerrilla RF Reports Third Quarter 2025 Results

Record Quarterly Revenue of $6.3 Million, Up 39% YoY, as Company Generates Positive

Operating Cash Flow of $0.8 Million During Q3

Growth Driven by Automotive and Catalog Business

GREENSBORO, NC — November 12, 2025 — Guerrilla RF, Inc. (OTCQX: GUER), a leading provider of state-of-the-art radio frequency (RF) and microwave semiconductors, today announced third quarter 2025 financial results.

“Strong growth in our automotive and catalog business propelled our revenues to record levels in the third quarter 2025. We believe the revenue growth and cost containment efforts we have in place provide a pathway to profitability in the near term,” said Founder and CEO, Ryan Pratt.

Third Quarter 2025 Highlights

Revenue was $6.3 million for the quarter, an increase of 39% compared to revenue in the third quarter of 2024 of $4.5 million. Strength in automotive (+130.0% to $2.4 million) and catalog (+50.0% to $3.2 million) businesses more than offset a decline in wireless infrastructure.

Contribution margin remained strong at 76.7%, a modest 50 basis point decline, reflecting the increased market mix in our automotive category.

Gross profit margin increased for the quarter to 67.5% of revenue, up 220 basis points over Q3 2024, reflecting higher revenue leverage. Overhead costs were essentially flat in absolute dollars and declined to 9.2% of revenue from 11.9% in Q3 2024, a direct result of the higher revenue and operating leverage.

The Company recorded an operating loss of $0.2 million for the quarter, compared to an operating loss of $2.6 million in Q3 2024. The decrease in operating loss was primarily due to an increase in revenue and reductions in operating expenses.

Operating Expense Discipline and Cost Reduction

Operating expenses for the quarter were $4.4 million, a reduction of $1.2 million, or 20%, compared to operating expenses of $5.6 million in Q3 2024. The reduction in operating expenses reflects the Company’s successful execution of its cost realignment program, including targeted head count optimization, streamlined discretionary spending, and tighter capital controls.

By function, R&D costs decreased 21%, Sales and Marketing decreased 12% and General and Administrative costs decreased 28% year-over-year.

Net loss per share was $0.06 and $0.71 for the third quarter of fiscal 2025 and 2024 respectively.

Liquidity

The Company ended the quarter with $4.0 million in cash. The Company generated positive operating cash flow of $0.8 million in the third quarter, compared to average negative operating cash flow of $1.7 million in the first two quarters of 2025. Net cash used in operating activities declined to $2.5 million for the nine months ended September 30, 2025, from $3.3 million for the six months ended June 30, 2025, reflecting the Company’s first quarter of positive operating cash generation. This improvement was driven by higher revenue, improved operational efficiency, and disciplined cash management.

“Delivering positive cash from operating activities this quarter underscores the progress we’ve made toward financial self-sufficiency”, said Mike John-Williams, CFO. “Our balance sheet is stable, and we’re focused on maintaining disciplined capital management as we continue executing our growth strategy.”

Key Metrics (Non-GAAP Measures)

These non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of Company results as reported under GAAP.  The Company compensates for such limitations by relying primarily on GAAP results and using non-GAAP measures only as supplemental data.  In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by us, may differ from and may not be comparable to similarly titled measures used by other companies.

We regularly review the following key metrics to measure our performance, identify trends affecting our business, formulate financial projections, make strategic business decisions, and assess working capital needs.

	Nine Months Ended September 30,
	2025 Unaudited	2024 Unaudited
Key Metrics
Number of products released	18	23
Number of total products	181	154
Number of products with lifetime revenue exceeding $100 thousand	80	73
Product backlog (in millions)	$6.6	$5.4

Number of products released: The total number of distinct new products released into production (products that have completed design, quality, and supply chain readiness) during the period.

Number of total products: The cumulative number of production-released products since our inception through the end of the period.

Number of products with lifetime revenue exceeding $100 thousand: The number of products that have achieved the threshold of cumulative sales of $100,000 since our inception through the end of the period.

Product backlog: The amount of product sales that have been committed to by customers, but have not yet been completed, shipped, or invoiced.  The Company's product backlog can be materially impacted by supply chain constraints, a shift in customer ordering patterns whereby customers place orders in anticipation of extended product delivery lead times, or other customer order delivery request modifications.  Furthermore, because the Company partners closely with a number of its customers to produce high-performance, quality components that are often designed into customers’ end products, immediate substitution of the Company’s products is neither typically desired by customers nor necessarily feasible.  As such, the Company has not historically experienced significant order cancellations, and the Company does not expect significant order cancellations in the future.  The Company closely monitors product backlog and its potential impact on the Company’s financial performance.

Full financial details can be found in our 10-Q filed with the Securities and Exchange Commission.

About Guerrilla RF, Inc.

Founded in 2013, Guerrilla RF, Inc., develops and manufactures high-performance, state-of-the-art radio frequency (RF) and microwave semiconductors for wireless OEMs in multiple high-growth market segments, including network infrastructure for 5G/4G macro and small cell base stations, SATCOM, cellular repeaters/DAS, automotive telematics, military communications, navigation, and high-fidelity wireless audio. The Company has an extensive portfolio of 100+ high-performance RF and microwave semiconductor devices with 50+ new products in development. As one of the fastest-growing semiconductor firms in the industry, Guerrilla RF drives innovation through its R&D to commercialization initiatives and focuses on product excellence and custom solutions to underserved markets. The Company has shipped over 200 million devices and has repeatedly been included in Inc. Magazine’s annual "Inc. 5000" list. Guerrilla RF recently made the top "Inc. 500" list for the second year in a row. For more information, please visit https://www.guerrilla-rf.com/ or follow the Company on Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of the Company and its management about future events. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of several factors, including those described in the Company’s filings with the SEC available at https://www.sec.gov. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact

Sam Funchess, VP of Corporate Development

ir@guerrilla-rf.com

+1 336 510 7840